Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-179608, 333-188691, 333-194847, 333-198579, 333-202852, 333-210393, 333-216906, 333-223953, and 333-230441 on Form S-8, and Registration Statement No. 333-214600 on Form S-3 of our report dated March 6, 2020, relating to the consolidated financial statements of Synacor, Inc. and subsidiaries (the “Company”), appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.
/s/ Deloitte & Touche LLP
Williamsville, New York
March 6, 2020